UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2016
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Amended Current Report on Form 8-K/A is being filed to update certain information previously provided in Item 5.02(e) of the Current Report on Form 8-K filed with on February 3, 2016.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, on January 28, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tesoro Corporation (the “Company”) approved payments under the 2015 Incentive Compensation Program (the “2015 ICP” or the “2015 Program” for our Chief Executive Officer and other named executive officers. It was subsequently determined that the calculation of the 2015 ICP payment for Cynthia J. Warner was incorrect. On February 22, 2016, the Compensation Committee approved a revised 2015 ICP payment to Ms. Warner in the amount of $846,577.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 25, 2016

TESORO CORPORATION
By:	/s/ STEVEN M. STERIN
Steven M. Sterin
Executive Vice President and Chief Financial Officer

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